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                                                                                                                   Exhibit 12.1

                                                 WILLIS CORROON GROUP LIMITED
                                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      HISTORICAL
                                                       ------------------------------------------------------------------------
                                                                                                                  JANUARY 1 TO
                                                                       YEAR ENDED DECEMBER 31                     SEPTEMBER 1
                                                       --------------------------------------------------------  --------------
                                                        1994            1995           1996           1997            1998
                                                       --------------------------------------------------------  --------------
                                                                             (L MILLION EXCEPT RATIOS)
UK GAAP
Income/(loss) before tax...........................      8.3            62.4           91.6           95.5            (1.3)
Less: Profit of associates.........................     (5.9)           (6.8)          (3.5)          (1.9)           (7.7)
Add: Dividends from associates.....................      5.1             5.9            1.5            0.9             1.9
                                                        ----            ----          -----          -----           -----
Adjusted income/(loss) before tax (A)..............      7.5            61.5           89.6           94.5            (7.1)
                                                        ----            ----          -----          -----           -----


Interest expense...................................      6.4             7.2            2.2            0.7            (2.0)
Amortisation of debt expense.......................       --              --             --             --              --
Interest element of operating lease rental expense.     11.3            11.5           11.3            9.2             6.3
                                                        ----            ----          -----          -----           -----
Fixed Charges (B)..................................     17.7            18.7           13.5            9.9             4.3
                                                        ----            ----          -----          -----           -----

                                                        ----            ----          -----          -----           -----
Earnings (A)+(B)...................................     25.2            80.2          103.1          104.4            (2.8)
                                                        ====            ====          =====          =====           =====

Ratio of Earnings to Fixed Charges.................      1.4             4.3            7.6           10.5              --

Deficiency of earnings to fixed charges............                                                                    7.1

US GAAP

Income/(loss) before tax...........................     43.1             1.5           74.7           66.5            (5.1)
Less: Profit of associates.........................     (5.9)           (6.8)          (3.5)          (1.9)           (7.7)
Add: Dividends from associates.....................      5.1             5.9            1.5            0.9             1.9
                                                        ----            ----          -----          -----           -----
Adjusted income/(loss) before tax (A)..............     42.3             0.6           72.7           65.5           (10.9)
                                                        ----            ----          -----          -----           -----

Interest expense...................................      6.4             7.2            2.2            0.7            (2.0)
Amortisation of debt expense.......................       --              --             --             --              --
Interest element of operating lease rental expense.     11.3            11.5           11.3            9.2             6.3
                                                        ----            ----          -----          -----           -----
Fixed Charges (B)..................................     17.7            18.7           13.5            9.9             4.3
                                                        ----            ----          -----          -----           -----

                                                        ----            ----          -----          -----           -----
Earnings (A)+(B)...................................     60.0            19.3           86.2           75.4            (6.6)
                                                        ====            ====          =====          =====           =====

Ratio of Earnings to Fixed Charges.................      3.4             1.0            6.4            7.6              --

Deficiency of earnings to fixed charges............                                                                   10.9



                                                                  HISTORICAL               PRO FORMA
                                                       -------------------------------   -------------
                                                        SEPTEMBER 2 TO    YEAR ENDED      YEAR ENDED
                                                          DECEMBER 31     DECEMBER 31     DECEMBER 31
                                                       -------------------------------   -------------
                                                             1998            1998            1998
                                                       -------------------------------   -------------
                                                                 (L MILLION EXCEPT RATIOS)
UK GAAP
Income/(loss) before tax...........................          17.1            15.8           (30.8)
Less: Profit of associates.........................           1.4            (6.3)           (6.7)
Add: Dividends from associates.....................           0.5             2.4             2.4
                                                             ----            ----           -----
Adjusted income/(loss) before tax (A)..............          19.0            11.9           (35.1)
                                                             ----            ----           -----

Interest expense...................................          (1.2)           (3.2)           51.5
Amortisation of debt expense.......................            --              --             1.9
Interest element of operating lease rental expense.           3.1             9.5             9.5
                                                             ----            ----           -----
Fixed Charges (B)..................................           1.9             6.3            62.9
                                                             ----            ----           -----

                                                             ----            ----           -----
Earnings (A)+(B)...................................          20.9            18.2            27.8
                                                             ====            ====           =====

Ratio of Earnings to Fixed Charges.................          10.9             2.9              --

Deficiency of earnings to fixed charges............                                          35.1

US GAAP

Income/(loss) before tax...........................           5.2                           (50.5)
Less: Profit of associates.........................           1.4                            (6.7)
Add: Dividends from associates.....................           0.5                             2.4
                                                             ----                           -----
Adjusted income/(loss) before tax (A)..............           7.1                           (54.8)
                                                             ----                           -----

Interest expense...................................          (1.2)                           51.5
Amortisation of debt expense.......................            --                             1.9
Interest element of operating lease rental expense.           3.1                             9.5
                                                             ----                           -----

Fixed Charges (B)..................................           1.9                            62.9
                                                             ----                           -----

                                                             ----                           -----
Earnings (A)+(B)...................................           9.0                             8.1
                                                             ====                           =====


Ratio of Earnings to Fixed Charges.................           4.7                              --

Deficiency of earnings to fixed charges............                                          54.8

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